Exhibit p

                              Amended And Restated
                         Code of Ethics (May 31, 2000)

                              AMENDED AND RESTATED
                          CODE OF ETHICS (MAY 31, 2000)

                                  PHOENIX FUNDS
                PHOENIX-DUFF & PHELPS INSTITUTIONAL MUTUAL FUNDS
                          PHOENIX-ABERDEEN SERIES FUND
                            PHOENIX - ENGEMANN FUNDS
                              PHOENIX-SENECA FUNDS
                               PHOENIX-ZWEIG FUNDS


1.       Statement of Ethical Principles
         -------------------------------

         These principles are applicable to employees of Phoenix Investment Partners, Ltd. and its related advisory and broker-dealer subsidiaries, including Phoenix Investment Counsel, Inc., Duff & Phelps Investment Management Co, National Securities & Research Corporation, Phoenix-Aberdeen International Advisors, LLC, Roger Engemann & Associates, Inc., Seneca Capital Management LLC, Phoenix/Zweig Advisers LLC, Phoenix Equity Planning Corporation, and PXP Securities Corporation. Our subsidiaries may impose further limitations on personal trading subject to notifying Counsel and the Compliance Officer of Phoenix Investment Partners, Ltd.

         When Fund Access Persons covered by the terms of this Code of Ethics engage in personal securities transactions, they must adhere to the following general principles as well as to the Code's specific provisions:

                  A. At all times, the interests of Fund shareholders must be paramount;

                  B. Personal transactions must be conducted consistent with this Code of Ethics in a manner that avoids any actual or potential conflict of interest; and

                  C. No inappropriate advantage should be taken of any position of trust and responsibility.

2.       Definitions
         -----------

                  A. "Fund" means each and every investment company, or series thereof, or other institutional account managed by the Adviser, individually and collectively.

                  B. "Access Person" means any Trustee (other than a Disinterested Trustee who does not obtain information concerning recommendations made to the Fund regarding the purchase or sale of a security), officer, general partner, Portfolio Manager or Advisory Person of the Fund or (i) any temporary or permanent employee of the Fund or of any company in a control relationship to the Fund, who, in connection with his regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security. The Compliance Officer of each Fund shall maintain a list of the Fund's Access Persons.

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                  C.       "Advisory Person" means any Portfolio Manager or
                  other investment person, such as an analyst or trader, who provides information and advice to a Portfolio Manager or assists in the execution of the investment decisions. For purposes of Section 4, "Advisory Person" shall not include Portfolio Managers.

                  D. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the Advisory Person making the recommendation, when such person seriously considers making such a recommendation.

                  E. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

                  F. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act, as amended.

                  G. "Disinterested Trustee" means a Trustee of a Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act, as amended.

                  H. "Initial Public Offering" means a public sale of an issue not previously offered to the public.

                  I. "Managed Fund" shall mean those Funds, individually and collectively, for which the Portfolio Manager makes buy and sell decisions.

                  J. "Portfolio Manager" means the person entrusted to make the buy and sell decisions for a Fund.

                  K. "Private Placement" shall have the same meaning as that set forth in Section 4(2) of the Securities Exchange Act.

                  L. "Purchase or sale of a security" includes inter alia the writing of an option or the purchase or sale of a security that is exchangeable for or convertible into, a security that is held or to be acquired by a Fund.

                  M.       "Security" shall have the meaning set forth in
                  Section 2(a)(36) of the Investment Company Act, as amended, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

3.       Exempted Transactions
         ---------------------

         The prohibitions of Section 4 of this Code shall not apply to:


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                  A.       Purchases or sales effected in any account over which
                  the Access Person has no direct or indirect influence or control in the reasonable estimation of the Compliance
                  Officer.

                  B. Purchases or sales of securities (1) not eligible for purchase or sale by the Fund; or (2) specified from time to time by the Trustees, subject to such rules, if any, as the Trustees shall specify.

                  C. Purchases or sales which are non-volitional on the part of either the Access Person or the Fund.

                  D. Purchases of shares necessary to establish an automatic dividend reinvestment plan or pursuant to an automatic dividend reinvestment plan, and subsequent sales of such securities.

                  E. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                  F. Purchase or sale of securities issued by Phoenix Investment Partners, Ltd. unless otherwise restricted.

4.       Prohibited Activities
         ---------------------

                  A. IPO Rule: No Access Person, Advisory Person or Portfolio Manager may purchase securities in an Initial Public Offering, except with the prior approval of the Compliance Officer of the Fund. This rule also applies to IPO's offered through the Internet.

                  B. Private Placement Rule: No Access Person, Advisory Person or Portfolio Manager may purchase securities in a Private Placement unless such purchase has been approved by the Compliance Officer of the Fund. Any such approved purchase should be disclosed to the Fund if that issuer's securities are being considered for purchase or sale by the Fund.

                  C. Preclearance Rule: No Access Person, Advisory Person or Portfolio Manager may purchase or sell a security unless such purchase or sale has been precleared by the Compliance Officer of the Fund. Preclearance is required prior to executing a trade through a personal Internet brokerage account. It is also required for trades in securities valued at $5.00 or less, and for option trades, including but not limited to puts, calls and well-known stock indices (e.g. the S&P 500). Preclearance is valid through the business day next following the day preclearance is given.

                  Exceptions: The following securities transactions do not require preclearance :

                           1. Purchases or sales of up to 500 shares of securities of issuers ranked in the Standard & Poor's 500 Composite Stock Index (S&P 500) at the time of purchase or sale. The Compliance Officer of the Fund shall distribute an updated list of such securities quarterly. A copy of the list will be

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                                    maintained on the Intranet web site for
                                    Phoenix Investment Partners, Ltd. and will be updated quarterly.

                           2. Purchase orders sent directly to the issuer via mail (other than in connection with a Private Placement) or sales of such securities which are redeemed directly by the issuer via mail.

                  NOTE: THE COMPLIANCE OFFICER OF THE FUND MAY DENY APPROVAL OF ANY TRANSACTION REQUIRING PRECLEARANCE UNDER THIS PRECLEARANCE RULE, EVEN IF NOMINALLY PERMITTED UNDER THIS CODE OF ETHICS, IF HE/SHE REASONABLY BELIEVES THAT DENYING PRECLEARANCE IS NECESSARY FOR THE PROTECTION OF A FUND. ANY SUCH DENIAL MAY BE APPEALED TO THE FUND'S COUNSEL. THE DECISION OF COUNSEL SHALL BE FINAL.

                  D. Open Order Rule: No Access Person, Advisory Person or Portfolio Manager may purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, when a Fund has a pending "buy" or "sell" order for that security of the same type (i.e. buy or sell) as the proposed personal trade, until the Fund's order is executed or withdrawn.

                  Exceptions: The following securities transactions are exempt from the Open Order Rule:

                           1. Purchases or sales of up to 500 shares of securities of issuers in the S&P 500 at the time of the transaction.

                           2.       Purchases or sales approved by the
                                    Compliance Officer of the Fund in his/her discretion.

                  ANY PROFITS REALIZED ON A PERSONAL TRADE IN VIOLATION OF THIS
                  SECTION 4D MUST BE DISGORGED.

                  E. Blackout Rule: If a Portfolio Manager's Managed Fund holds a security that is the subject of a proposed personal trade by that Portfolio Manager, such personal trade may be permitted only as follows:

                           1. If the proposed personal trade is on the same side as the last Managed Fund transaction in that security, the personal trade cannot occur within two days of such Managed Fund transaction (i.e. neither at T nor T + 1 calendar day).

                           2. If the proposed personal trade is on the opposite side of the last Managed Fund transaction in that security, the personal trade cannot occur unless (a) it is more than two days after the Managed Fund transaction (i.e. T + 2 calendar days or later) AND (b) the Preclearance Request, if required for such personal transaction (i.e. it is not eligible for the exception of securities listed in the S&P 500 to the Preclearance Rule), sets forth, to the reasonable satisfaction of the Compliance Officer, an explanation of the reasons the Managed Fund is not effecting a similar transaction.


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                  Transactions permitted under the Blackout Rule must also
                  satisfy the Open Order Rule and the Preclearance Rule if and to the extent the transaction is not covered by exceptions to those rules.

                  ANY PROFITS REALIZED BY A PORTFOLIO MANAGER ON A PERSONAL TRADE IN VIOLATION OF THIS SECTION 4E MUST BE DISGORGED.

                  F. Holding Period Rule: Access Persons, Advisory Persons and Portfolio Managers must hold each Security, for a period of not less than sixty (60) days, whether or not the purchase of such Security was an exempt transaction under any other provision of Section 4.

                  ANY PROFITS REALIZED ON TRADING IN CONTRAVENTION OF THIS POLICY MUST BE DISGORGED.

                  G. No Access Person, Advisory Person or portfolio manager shall annually accept any gift or other item of more than $100 in value from any person or entity that does business with or on behalf of the Fund.

                  H. No Advisory Person shall serve on the board of directors of a publicly traded company without prior authorization by the President or the Compliance Officer of the Fund. If board service is authorized, such Advisory Person shall have no role in making investment decisions with respect to the publicly traded company.

5.       Compliance Procedures
         ---------------------

                  A. All Access Persons shall direct their brokers to supply, at the same time that they are sent to the Access Person, a copy of the confirmation for each personal securities trade and a copy of each periodic account statement to the Fund's Compliance Officer.

                  B. Every Access Person shall report to the Fund the information described in Section 5D of this Code with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

                  C. A Disinterested Trustee of the Fund need only report a transaction in a security if such Trustee, at the time of that transaction knew or, in the ordinary course of fulfilling his official duties as a Trustee of the Fund, should have known that, (1) during the 7-day period immediately preceding or after the date of the transaction by the Trustee, such security was purchased or sold by the Fund or (2) such security was being considered for purchase or sale by the Fund.

                  D. Every report required pursuant to Section 5B above shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                           (i) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

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                           (ii)     The nature of the transaction (i.e.,
                           purchase, sale, or any other type of acquisition or disposition);

                           (iii)    The price at which the transaction was
                           effected;

                           (iv) The name of the broker, dealer or bank with or through whom the transaction was effected; and

                           (v) The date of approval of the transaction and the person who approved it as required by Section 4B or C above.

                  E. Each Access Person shall submit a report listing all personal securities holdings to the Compliance Officer upon the commencement of service and annually thereafter. The annual report shall be as of December 31 and include a certification by the Access Person that he or she has read and understood the Code of Ethics and has complied with the Code's requirements. The annual report and certification will be submitted to the Compliance Officer by January 30.

                  F. Any report made under this Section 5 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

                  G. The Compliance Officer shall submit an annual report to the Fund's Board of Trustees that summarizes the current Code of Ethics procedures, identifies any violations requiring significant remedial action, and recommends appropriate changes to the Code, if any.

                  H. Any Access Person or Disinterested Trustee shall immediately report any potential violation of this Code of which he or she becomes aware to the Fund's Compliance Officer.

6.       Sanctions
         ---------

         Upon discovering a violation of this Code, the Board of Trustees of the Fund may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of employment, or suspension of personal trading privileges for such period as it may deem appropriate.

                                      p.6
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                            POLICY AND PROCEDURES OF
               PHOENIX/ZWEIG ADVISERS LLC AND EUCLID ADVISORS LLC
                 DESIGNED TO DETECT AND PREVENT INSIDER TRADING

--------------------------------------------------------------------------------

SECTION I.        POLICY STATEMENT ON INSIDER TRADING

A.       INTRODUCTION

         Phoenix/Zweig Advisers LLC and Euclid Advisors LLC (each of which is hereinafter referred to as an "Adviser" or the "Adviser") each seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by our clients is something we should value and endeavor to protect. To further that goal, this Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.

         Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission can recover the profits gained or losses avoided through the violative trading, impose a penalty of up to three times the illicit windfall and issue an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

         Regardless of whether a government inquiry occurs, the Advisers view seriously any violation of this Policy Statement. Such violations constitute grounds for disciplinary sanctions, including dismissal.

B.       SCOPE OF THE POLICY STATEMENT

         This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. This Policy Statement applies to securities trading and information handling by directors, officers and employees of the Advisers (including spouses, minor children and adult members of their households).

         This Policy Statement on Insider Trading and the following procedures to implement the Adviser's Policy represent the Adviser's current such Policy Statement and Procedures. Such Policy Statement and Procedures may be revised or supplemented from time to time by the issuance of a new Policy Statement and Procedures or a supplement or memorandum from the Adviser's chief executive officer and/or compliance officer.

         The law of insider trading is unsettled and continuously developing; an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to this Policy Statement to the Compliance Officer, who is Marc Baltuch, or, in his absence, Melinda Reibel or Lisa Phelan. You also must notify the Compliance Officer immediately if you have any reason to believe that a violation of this Policy Statement has occurred or is about to occur.

C.       POLICY STATEMENT ON INSIDER TRADING

         No person to whom this Policy Statement applies, including you, may trade, either personally or on behalf of others (such as mutual funds and private accounts managed by the Advisers), while in possession of material, nonpublic information; nor may any personnel of an Adviser communicate material, nonpublic information to others in violation of the law. This section reviews principles important to this Policy Statement.

         1.       WHAT IS MATERIAL INFORMATION?

         Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Compliance Officer.

         Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

         Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the WALL STREET JOURNAL'S Heard on the Street column.

         2.       WHAT IS NONPUBLIC INFORMATION?

         Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones "tape" or the WALL STREET JOURNAL or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

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



         3.       IDENTIFYING INSIDE INFORMATION

         Before executing any trade for yourself or others, including investment companies or private accounts managed by an Adviser, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps.

         i.       Report the information and proposed trade immediately to the
                         Compliance Officer.

         ii.      Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by the Advisers.

         iii.     Do not communicate the information inside or outside the
                         Advisers, other than to the Compliance Officer.

         iv.      After the Compliance Officer has reviewed the issue,
                         the firm will determine whether the information is material and nonpublic and, if so, what action the firm should take.

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You should consult with the Compliance Officer before taking any action. This degree of caution will protect you, your clients and the firm.

         4.       CONTACTS WITH PUBLIC COMPANIES

         For the Advisers, contacts with public companies represent an important part of our research efforts. An Adviser may make investment decisions on the basis of the firm's conclusions formed through such contacts and analysis of publicly-available information. Difficult legal issues arise, however, when, in the course of these contacts, an employee of an Adviser or other person subject to this Policy Statement becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Adviser must make a judgment as to its further conduct. To protect yourself, your clients and the firm, you should contact the Compliance Officer immediately if you believe that you may have received material, nonpublic information.

         5.       TENDER OFFERS

         Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Employees of an Adviser and others subject to this Policy Statement should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

SECTION II.       PROCEDURES TO IMPLEMENT THE ADVISERS'
                  POLICY STATEMENT ON INSIDER TRADING


         The following procedures have been established to aid the officers, directors and employees of the Advisers in avoiding insider trading, and to aid the Advisers in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of an Adviser must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Compliance Officer.

A.       PERSONAL SECURITIES TRADING

1.       PROHIBITED ACTIVITIES

                  A. IPO Rule: No Access Person, Advisory Person or Portfolio Manager may purchase securities in an Initial Public Offering, except with the prior approval of the Compliance Officer of the Fund. This rule also applies to IPO's offered through the Internet.

                  B. Private Placement Rule: No Access Person, Advisory Person or Portfolio Manager may purchase securities in a Private Placement unless such purchase has been approved by the Compliance Officer of the Fund. Any such approved purchase should be disclosed to the Fund if that issuer's securities are being considered for purchase or sale by the Fund.

                  C. Preclearance Rule: No Access Person, Advisory Person or Portfolio Manager may purchase or sell a security unless such purchase or sale has been precleared by the Compliance Officer of the Fund. Preclearance is required prior to executing a trade through a personal Internet brokerage account. It is also required for trades in securities valued at $5.00 or less, and for option trades, including but not limited to puts, calls and well-known stock indices (e.g. the S&P 500). Preclearance is valid through the business day next following the day preclearance is given.

                  Exceptions: The following securities transactions do not require preclearance :

                           1. Purchases or sales of up to 500 shares of securities of issuers ranked in the Standard & Poor's 500 Composite Stock Index (S&P 500) at the time of purchase or sale. The Compliance Officer of the Fund shall distribute an updated list of such securities quarterly. A copy of the list will be maintained on the Intranet web site for Phoenix Investment Partners, Ltd. and will be updated quarterly.

                           2. Purchase orders sent directly to the issuer via mail (other than in connection with a Private Placement) or sales of such securities which are redeemed directly by the issuer via mail.

                  NOTE: THE COMPLIANCE OFFICER OF THE FUND MAY DENY APPROVAL OF ANY TRANSACTION REQUIRING PRECLEARANCE UNDER THIS PRECLEARANCE RULE, EVEN IF NOMINALLY PERMITTED UNDER THIS CODE OF ETHICS, IF HE/SHE REASONABLY BELIEVES THAT DENYING PRECLEARANCE IS NECESSARY FOR THE PROTECTION OF A FUND. ANY SUCH DENIAL MAY BE APPEALED TO THE FUND'S COUNSEL. THE DECISION OF COUNSEL SHALL BE FINAL.

                  D. Open Order Rule: No Access Person, Advisory Person or Portfolio Manager may purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, when a Fund has a pending "buy" or "sell" order for that security of the same type (i.e. buy or sell) as the proposed personal trade, until the Fund's order is executed or withdrawn.

                  Exceptions: The following securities transactions are exempt from the Open Order Rule:

                           1. Purchases or sales of up to 500 shares of securities of issuers in the S&P 500 at the time of the transaction.

                           2.       Purchases or sales approved by the
                                    Compliance Officer of the Fund in his/her discretion.

                  ANY PROFITS REALIZED ON A PERSONAL TRADE IN VIOLATION OF THIS
                  SECTION 1D MUST BE DISGORGED.

                  E. Blackout Rule: If a Portfolio Manager's Managed Fund holds a security that is the subject of a proposed personal trade by that Portfolio Manager, such personal trade may be permitted only as follows:

                                    1. If the proposed personal trade is on the same side as the last Managed Fund transaction in that security, the personal trade cannot occur within two days of such Managed Fund transaction (i.e. neither at T nor T + 1 calendar day).

                                    2. If the proposed personal trade is on the opposite side of the last Managed Fund transaction in that security, the personal trade cannot occur unless (a) it is more than two days after the Managed Fund transaction (i.e. T + 2 calendar days or later) AND (b) the Preclearance Request, if required for such personal transaction (i.e. it is not eligible for the exception of securities listed in the S&P 500 to the Preclearance Rule), sets forth, to the reasonable satisfaction of the Compliance Officer, an explanation of the reasons the Managed Fund is not effecting a similar transaction.

                  Transactions permitted under the Blackout Rule must also satisfy the Open Order Rule and the Preclearance Rule if and to the extent the transaction is not covered by exceptions to those rules.

                  ANY PROFITS REALIZED BY A PORTFOLIO MANAGER ON A PERSONAL TRADE IN VIOLATION OF THIS SECTION 1E MUST BE DISGORGED.

                  F. Holding Period Rule: Access Persons, Advisory Persons and Portfolio Managers must hold each Security, for a period of not less than sixty (60) days, whether or not the purchase of such Security was an exempt transaction under any other provision of Section 4.

                  ANY PROFITS REALIZED ON TRADING IN CONTRAVENTION OF THIS POLICY MUST BE DISGORGED.

                  G. No Access Person, Advisory Person or portfolio manager shall annually accept any gift or other item of more than $100 in value from any person or entity that does business with or on behalf of the Fund.

                  H. No Advisory Person shall serve on the board of directors of a publicly traded company without prior authorization by the President or the Compliance Officer of the Fund. If board service is authorized, such Advisory Person shall have no role in making investment decisions with respect to the publicly traded company.



                  2.       EXEMPTED TRANSACTIONS

                           The prohibitions of Section 1 of this Code shall not apply to:

                  A. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control in the reasonable estimation of the Compliance Officer.

                  B. Purchases or sales of securities (1) not eligible for purchase or sale by the Fund; or (2) specified from time to time by the Trustees, subject to such rules, if any, as the Trustees shall specify.

                  C. Purchases or sales which are non-volitional on the part of either the Access Person or the Fund.

                  D. Purchases of shares necessary to establish an automatic dividend reinvestment plan or pursuant to an automatic dividend reinvestment plan, and subsequent sales of such securities.

                  E. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                  F. Purchase or sale of securities issued by Phoenix Investment Partners, Ltd. unless otherwise restricted.

Automatic dividend reinvestment plan investments (DRIP's) for stock in publicly traded companies are also exempt from the advance clearance requirement and the quarterly reporting requirement; however, DRIP acquisitions should be reported on an annual basis.

                  3.       ACCOUNTS COVERED

                           Advance clearance must be obtained for any personal transaction in a security by an officer, director or employee of an Adviser if such person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security.

                           The term "beneficial ownership" is defined by rules of the SEC which will be applicable in all cases. Generally, under the SEC rules, a person is regarded as having beneficial ownership of securities held in the name of:

                           a)       a husband, wife or a minor child;

                           b) a relative (including in-laws, step-children, or step-parents) sharing the same house;

                           c)       anyone else if the officer, director or
                                    employee:


                                    (i)     obtains benefits substantially
                                            equivalent to ownership of
                                            the securities; or

                                    (ii)    can obtain ownership of the
                                            securities immediately or at some
                                            future time.

                  4.       EXEMPTION FROM CLEARANCE REQUIREMENT

                  Clearance is not required for any account over which an officer, director or employee has no influence or control; however, the existence of such an account must be reported to the Compliance Officer. The Compliance Officer, in his sole discretion, has the authority to request further information and documentation regarding any account over which an officer, director or employee reports he has no influence or control.

         B.       REPORT OF TRANSACTIONS

                  1.       TRANSACTIONS AND ACCOUNTS COVERED

                           a) All personal transactions in any account for which advance clearance is required must also be reported in the next quarterly transaction report after the transaction is effected.

                           b) Every officer, director and employee of an Adviser must file a report when due even if such person made no purchases or sales of securities during the period covered by the report.

                  2.       TIME OF REPORTING

                           A. Reports of personal transactions must be made within 10 days after the end of each calendar quarter. Thus, reports are due on the 10th day of January, April, July and October.

                           B. The January Report also requires an annual listing of all non-exempt securities holdings as of December 31 of the preceding year (a current listing will also be required upon the effectiveness of this Policy Statement). New employees will be required to provide a listing of all non-exempt securities holdings as of the date of commencement of employment.

                  3.       FORM OF REPORTING

                           The report must be on the form provided by the Compliance Department. A copy of the form is attached.


                  4.       RESPONSIBILITY TO REPORT

                           The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by the Compliance Department to facilitate the reporting process does not change or alter that responsibility.

                  5.       WHERE TO FILE REPORT

                           All reports must be filed with the Compliance Department.

                  6.       CODE OF ETHICS REPORTS

                           In addition, "Access Persons" of Phoenix/Zweig Advisers LLC. The Zweig Fund, Inc., The Zweig Total Return Fund, Inc., Phoenix-Zweig

                           Trust, Euclid Advisors LLC (i) are required to make any reports required under the Code of Ethics of such advisers or funds, as the case may be, and (ii) must comply with all the other provisions (including the personal trading restrictions) of such Code of Ethics.

         C.       HIGH-RISK TRADING ACTIVITIES

         Certain high-risk trading activities, if used in the management of a personal trading portfolio, are risky not only because of the nature of the securities transactions themselves, but also because of the potential that action necessary to close out the transactions may become prohibited during the pendency of the transactions. Examples of such activities include short sales of common stock and trading in derivative instruments such as option contracts to purchase ("call") or sell ("put") securities at certain predetermined prices. Officers, directors and employees of the Advisers should understand that short sales and trading in derivative instruments involve special risks - derivative instruments, for example, ordinarily have greater price volatility than the underlying security. The fulfillment of the obligations owed by each officer, director and employee to his or her employer may heighten those risks. For example, if an Adviser becomes aware of material, nonpublic information about the issuer of the underlying securities, such Adviser's personnel may find themselves "frozen" in a position in a derivative security. The Advisers will not bear any losses resulting in personal accounts through the implementation of this Policy Statement.

         D.       RESTRICTIONS ON DISCLOSURES

         Officers, directors and employees of the Advisers shall not disclose any nonpublic information (whether or not it is material) relating to the Advisers or their securities transactions on behalf of clients to any person outside an Adviser (unless such disclosure has been authorized by such Adviser). Material, nonpublic information may not be communicated to anyone, including persons within an Adviser, except as provided in Section I above. Such information must be secured. For example, access to files containing material, nonpublic information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone, to avoid potential interception).

         E.       REVIEW

         The Compliance Officer will review and consider any proper request of an officer, director or employee of an Adviser for relief or exemption from any restriction, limitation or procedure contained herein, which restriction, limitation or procedure is claimed to cause a hardship for such person. The Compliance Officer's decision is completely within his sole discretion.

         F.       SERVICE AS DIRECTOR

         No officer, director or employee of an Adviser may serve on the board of any company whose securities are publicly traded (other than a registered investment company managed by an Adviser) without prior approval of the Compliance Officer. If such approval is granted, it will be subject to the implementation of appropriate procedures to isolate investment personnel serving as directors from making investment decisions for an account managed by such Adviser concerning the company in question.

         G.       GIFTS

         No officer, director or employee of an Adviser shall accept, directly or indirectly, anything of value, including gifts and gratuities, in excess of $100 per year from any person or entity that does business with any Adviser. This restriction does not apply to bona fide dining or bona fide entertainment if, during such dining or entertainment, the officer, director or employee is with the person or representative of the entity that does business with the Adviser.

4.       ACKNOWLEDGEMENT

         I have read and understand this Policy Statement on Insider Trading. I certify that I have, to date, complied and will continue to comply with this Policy Statement. I understand that any violation of this Policy Statement may lead to sanctions, including dismissal.



--------------------------------------------       --------------
                  (Signature)                          (Date)



--------------------------------------------
                  (Print name)









form 2a

SECTION III.   SUPERVISORY PROCEDURES


         The Advisers have assigned the Compliance Officer the primary responsibility for the implementation and maintenance of the Advisers' policy and procedures against insider trading. Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

1.       PREVENTION OF INSIDER TRADING

         To prevent insider trading, the Compliance Officer should:

         i. provide, on a regular basis, an education program to familiarize officers, directors and employees with the Advisers' policy and procedures;

         ii. answer questions regarding the Advisers' policy and procedures;

         iii. resolve issues of whether information received by an officer, director or employee of an Adviser is material and nonpublic and determine what action, if any, should be taken;

         iv. review on a regular basis and update as necessary an Adviser's policy and procedures;

         v. when it has been determined that an officer, director or employee of an Adviser has material, nonpublic information:

                  1. implement measures to prevent dissemination of such information, and

                  2. if necessary, restrict officers, directors and employees from trading the securities; and

         vi. promptly review, and either approve or disapprove, in writing, each request of an officer, director or employee of an Adviser for clearance to trade in specified securities.


2.       DETECTION OF INSIDER TRADING

         To detect insider trading, the Compliance Officer should:

                  i. review the trading activity reports filed by each officer, director and employee;

                  ii. review the trading activity of mutual funds and private accounts managed by the Advisers;

                  iii. review trading activity (if any) of an Adviser's own account;

                  iv. promptly investigate all reports of any possible violations of the Advisers' Policy and Procedures to Detect and Prevent Insider Trading; and

                  v. coordinate the review of such reports with other appropriate officers, directors or employees of an Adviser.

3.       SANCTIONS

         Upon discovering a violation of this Code, the Board of Trustees of the Fund may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of employment, or suspension of personal trading privileges for such period as it may deem appropriate.

4.       GENERAL REPORTS TO MANAGEMENT

         On an as-needed or periodic basis, the Advisers may find it useful for the Compliance Officer to prepare a written report to the management and/or Board of Directors of an Adviser setting forth some or all of the following:

                  i. a summary of existing procedures to detect and prevent insider trading;

                  ii. a summary of any changes in procedures made in the last year;

                  iii. full details of any investigation since the last report (either internal or by a regulatory agency) of any suspected insider trading, the results of the investigation and a description of any changes in procedures prompted by any such investigation;

                  iv. an evaluation of the current procedures and a description of any anticipated changes in procedures; and

                  v. a description of the Advisers' continuing educational program regarding insider trading, including the dates of such programs since the last report to management.

form 2a
rv 9/00




                          INVESTMENT REPORTING MATRIX
                         (Appendix A to Code of Ethics)

--------------------------------------------------------------------------------------------------------------------------------
Type of Investment                                                         Reportable                 Preclearance
-----------------                                                          ----------                 ------------
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Bank Conversions                                                           YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Bankers Acceptance                                                         NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
Blind Trusts                                                               YES                        NO
--------------------------------------------------------------------------------------------------------------------------------
Call/Matured Securities                                                    YES                        NO
--------------------------------------------------------------------------------------------------------------------------------
Cash Management Accounts (No Securities Trading)*                          NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
Closely Held Corporate Stock                                               YES                        NO
--------------------------------------------------------------------------------------------------------------------------------
Co-op Apartment Shares                                                     NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
Commercial Paper                                                           NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
Convertible Bonds                                                          YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
CORPORATE BONDS                                                            YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
CORPORATE MERGERS/TENDERS                                                  YES                        NO
--------------------------------------------------------------------------------------------------------------------------------
Dividend Reinvestment Plans                                                YES- annually              NO
--------------------------------------------------------------------------------------------------------------------------------
FAMILY BUSINESS (PRIVATE)                                                  NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
Foreign Government Bonds                                                   YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Futures                                                                    YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
GIFTS OF SECURITIES                                                        YES                        NO
--------------------------------------------------------------------------------------------------------------------------------
Initial Public Offering                                                    NOT ALLOWED                N/A
--------------------------------------------------------------------------------------------------------------------------------
Insurance Company Conversions                                              YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Limit Orders/Good Til Canceled                                             YES                        Every Other Day
--------------------------------------------------------------------------------------------------------------------------------
Money Market Funds- Direct                                                 NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
Municipal Bonds                                                            YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Mutual Funds- Closed End                                                   YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Mutual Funds- Open End- Direct                                             NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
Opening of a Bank Trading Account                                          YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Opening of a Brokerage Account                                             YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Options (60 + days)                                                        YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Private Partnerships- Affiliated  **                                       NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
Private Investment Partnerships- Unaffiliated                              YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Restricted Stock (Private Placements)                                      YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Rights Offering (including over subscriptions)-Exercising                  YES                        NO
--------------------------------------------------------------------------------------------------------------------------------
Savings Accounts                                                           NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
Stock- Purchase/Sales                                                      YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Stock- Short Sales                                                         YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Stock- Dividends/Splits                                                    YES-annually               NO
--------------------------------------------------------------------------------------------------------------------------------
SYSTEMATIC INVESTMENT PLAN WITH CORPORATE ISSUER                           YES-annually               NO
--------------------------------------------------------------------------------------------------------------------------------
Transfer of a Brokerage Account                                            YES                        YES
--------------------------------------------------------------------------------------------------------------------------------
Trust Accounts                                                             YES                        See Compliance
--------------------------------------------------------------------------------------------------------------------------------
Unit Investment Trust                                                      YES                        NO
--------------------------------------------------------------------------------------------------------------------------------
US Government Securities                                                   NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
US Savings Bonds  (EE)                                                     NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
Variable Annuities                                                         NO                         NO
--------------------------------------------------------------------------------------------------------------------------------
WRAP ACCOUNTS                                                              YES                        See Compliance
--------------------------------------------------------------------------------------------------------------------------------
Zweig Fund/Zweig Total Return Fund                                         YES                        See Compliance and Legal
--------------------------------------------------------------------------------------------------------------------------------
* REGISTERED REPRESENTATIVES MUST RECEIVE PERMISSION FROM THEIR RESPECTIVE BROKER/DEALER TO OPEN THIS ACCOUNT.
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
**  THIS INFORMATION WILL NOT BE REPORTABLE TO COMPLIANCE; HOWEVER, THE INFORMATION WILL BE MAINTAINED BY THE
--------------------------------------------------------------------------------------------------------------------------------
     PARTNERSHIPS' GENERAL COUNSEL.
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
       1/1/98
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 CODE OF ETHICS
--------------------------------------------------------------------------------



                              PHOENIX-EUCLID FUNDS




I.       INTRODUCTION

         This Code of Ethics ("Code") is adopted by Euclid Mutual Funds (the "Funds"), in keeping with the general principles and objectives set forth in Sections II and III below and in light of the Funds' fiduciary obligations to their shareholders.

II.      GENERAL PRINCIPLES

         SHAREHOLDER INTERESTS COME FIRST; AVOID ACTUAL AND POTENTIAL CONFLICTS OF INTEREST

         It is the duty of all trustees, officers and employees of the Funds to conduct themselves in conformance with their fiduciary and ethical obligations and not to take inappropriate advantage of their positions. Therefore, each such individual (i) has a duty at all times to place the interests of Fund shareholders first; and (ii) must conduct his or her personal securities transactions consistent with this Code and in such a manner so as to avoid any actual or potential conflict of interest or any abuse of that individual's position of trust and responsibility.

III.     OBJECTIVE

         The Securities and Exchange Commission's code of ethics rule contained in the Investment Company Act of 1940 under Rule 17j-1 makes it unlawful for certain persons associated with investment companies to engage in conduct which is deceitful, fraudulent or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of a security held or proposed to be acquired by an investment company. The objective of this Code is to set forth certain standards with respect to the behavior of certain individuals associated with the Fund (herein called "Access Persons") within the general principles set forth above. Access Persons generally include all trustees, officers and employees of the Fund (and, in each case, their respective family members). In addition, Access Persons do not include any trustee of the Funds who is not an "interested person" of the Funds who does not have knowledge of the day-to-day investment activities of the Funds.

IV.      PERSONAL TRANSACTIONS IN SECURITIES

1.       PROHIBITED ACTIVITIES

                  A. IPO Rule: No Access Person, Advisory Person or Portfolio Manager may purchase securities in an Initial Public Offering, except with the prior approval of the Compliance Officer of the Fund. This rule also applies to IPO's offered through the Internet.

                  B. Private Placement Rule: No Access Person, Advisory Person or Portfolio Manager may purchase securities in a Private Placement unless such purchase has been approved by the Compliance Officer of the Fund. Any such approved purchase should be disclosed to the Fund if that issuer's securities are being considered for purchase or sale by the Fund.

                  C. Preclearance Rule: No Access Person, Advisory Person or Portfolio Manager may purchase or sell a security unless such purchase or sale has been precleared by the Compliance Officer of the Fund. Preclearance is required prior to executing a trade through a personal Internet brokerage account. It is also required for trades in securities valued at $5.00 or less, and for option trades, including but not limited to puts, calls and well-known stock indices (e.g. the S&P 500). Preclearance is valid through the business day next following the day preclearance is given.

                  Exceptions: The following securities transactions do not require preclearance :

                           1. Purchases or sales of up to 500 shares of securities of issuers ranked in the Standard & Poor's 500 Composite Stock Index (S&P 500) at the time of purchase or sale. The Compliance Officer of the Fund shall distribute an updated list of such securities quarterly. A copy of the list will be maintained on the Intranet web site for Phoenix Investment Partners, Ltd. and will be updated quarterly.

                           2. Purchase orders sent directly to the issuer via mail (other than in connection with a Private Placement) or sales of such securities which are redeemed directly by the issuer via mail.

                  NOTE: THE COMPLIANCE OFFICER OF THE FUND MAY DENY APPROVAL OF ANY TRANSACTION REQUIRING PRECLEARANCE UNDER THIS PRECLEARANCE RULE, EVEN IF NOMINALLY PERMITTED UNDER THIS CODE OF ETHICS, IF HE/SHE REASONABLY BELIEVES THAT DENYING PRECLEARANCE IS NECESSARY FOR THE PROTECTION OF A FUND. ANY SUCH DENIAL MAY BE APPEALED TO THE FUND'S COUNSEL. THE DECISION OF COUNSEL SHALL BE FINAL.

                  D. Open Order Rule: No Access Person, Advisory Person or Portfolio Manager may purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, when a Fund has a pending "buy" or "sell" order for that security of the same type (i.e. buy or sell) as the proposed personal trade, until the Fund's order is executed or withdrawn.

                  Exceptions: The following securities transactions are exempt from the Open Order Rule:

                           1. Purchases or sales of up to 500 shares of securities of issuers in the S&P 500 at the time of the transaction.

                           2.       Purchases or sales approved by the
                                    Compliance Officer of the Fund in his/her discretion.

                  ANY PROFITS REALIZED ON A PERSONAL TRADE IN VIOLATION OF THIS
                           SECTION 1D MUST BE DISGORGED.

                  E. Blackout Rule: If a Portfolio Manager's Managed Fund holds a security that is the subject of a proposed personal trade by that Portfolio Manager, such personal trade may be permitted only as follows:

                                    1. If the proposed personal trade is on the same side as the last Managed Fund transaction in that security, the personal trade cannot occur within two days of such Managed Fund transaction (i.e. neither at T nor T + 1 calendar day).

                                    2. If the proposed personal trade is on the opposite side of the last Managed Fund transaction in that security, the personal trade cannot occur unless (a) it is more than two days after the Managed Fund transaction (i.e. T + 2 calendar days or later) AND (b) the Preclearance Request, if required for such personal transaction (i.e. it is not eligible for the exception of securities listed in the S&P 500 to the Preclearance Rule), sets forth, to the reasonable satisfaction of the Compliance Officer, an explanation of the reasons the Managed Fund is not effecting a similar transaction.

                  Transactions permitted under the Blackout Rule must also satisfy the Open Order Rule and the Preclearance Rule if and to the extent the transaction is not covered by exceptions to those rules.

                  ANY PROFITS REALIZED BY A PORTFOLIO MANAGER ON A PERSONAL TRADE IN VIOLATION OF THIS SECTION 1E MUST BE DISGORGED.

                  F. Holding Period Rule: Access Persons, Advisory Persons and Portfolio Managers must hold each Security, for a period of not less than sixty (60) days, whether or not the purchase of such Security was an exempt transaction under any other provision of Section 4.

                  ANY PROFITS REALIZED ON TRADING IN CONTRAVENTION OF THIS POLICY MUST BE DISGORGED.

                  G. No Access Person, Advisory Person or portfolio manager shall annually accept any gift or other item of more than $100 in value from any person or entity that does business with or on behalf of the Fund.

                  H. No Advisory Person shall serve on the board of directors of a publicly traded company without prior authorization by the President or the Compliance Officer of the Fund. If board service is authorized, such Advisory Person shall have no role in making investment decisions with respect to the publicly traded company.


2.       EXEMPTED TRANSACTIONS

         The prohibitions of Section 1 of this Code shall not apply to:

                  A. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control in the reasonable estimation of the Compliance Officer.

                  B. Purchases or sales of securities (1) not eligible for purchase or sale by the Fund; or (2) specified from time to time by the Trustees, subject to such rules, if any, as the Trustees shall specify.

                  C. Purchases or sales which are non-volitional on the part of either the Access Person or the Fund.

                  D. Purchases of shares necessary to establish an automatic dividend reinvestment plan or pursuant to an automatic dividend reinvestment plan, and subsequent sales of such securities.

                  E. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                  F. Purchase or sale of securities issued by Phoenix Investment
                     Partners, Ltd. unless otherwise restricted.


Automatic dividend reinvestment plan investments (DRIP's) for stock in publicly traded companies are also exempt from the advance clearance requirement and the quarterly reporting requirement; however, DRIP acquisitions should be reported on an annual basis.

3.       ACCOUNTS COVERED

                  Advance clearance must be obtained for any personal transaction in a security by an Access Person if such Access Person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security.

                  The term "beneficial ownership" is defined by rules of the SEC which will be applicable in all cases. Generally, under the SEC rules, a person is regarded as having beneficial ownership of securities held in the name of:

                           a)       a husband, wife or a minor child;

                           b) a relative (including in-laws, step-children, or step-parents) sharing the same house;

                           c)       anyone else if the Access Person:

                                    (i)   obtains benefits substantially
                                          equivalent to ownership of the
                                          securities; or

                                    (ii)  can obtain ownership of the securities
                                          immediately or at some future time.

4.       EXEMPTION FROM CLEARANCE REQUIREMENT

                  Clearance is not required for any account over which the Access Person has no influence or control; however, the existence of such an account must be reported to the Compliance Officer. The Compliance Officer, in his sole discretion, has the authority to request further information and documentation regarding any account over which an Access Person reports he has no influence or control.

5.       REPORT OF TRANSACTIONS

                  A.       TRANSACTIONS AND ACCOUNTS COVERED
                           i) All personal transactions in any account for which advance clearance is required must also be reported in the next quarterly transaction report after the transaction is effected.

                           ii) Every Access Person must file a report when due even if such person made no purchases or sales of securities during the period covered by the report.

                           iii) Trustees who are "interested persons" but who, pursuant to Section III, are exempt from advance clearance are subject to the quarterly personal transaction reporting requirements of 2.A below.


                  B.       TIME OF REPORTING

                           i). Reports of personal transactions must be made within 10 days after the end of each calendar quarter. Thus, reports are due on the 10th day of January, April, July and October.

                           ii). The January Report also requires an annual listing of all non-exempt securities holdings as of December 31 of the preceding year (a current listing will also be required upon the effectiveness of this
                                    Code). New employees will be required to provide a listing of all non-exempt securities holdings as of the date of commencement of employment.


                  C.       FORM OF REPORTING

                                    The report must be on the form provided by the Compliance Department. A copy of the form is attached.

                  D.       RESPONSIBILITY TO REPORT

                                    The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by the Compliance Department to facilitate the reporting process does not change or alter that responsibility.

                  E.       WHERE TO FILE REPORT

                                    All reports must be filed with the
                                    Compliance Department.

V.       REVIEW

         The Compliance Officer will review and consider any proper request of an Access Person for relief or exemption from any restriction, limitation or procedure contained herein, which restriction, limitation or procedure is claimed to cause a hardship for such Access Person. The Compliance Officer's decision is completely within his sole discretion.

VI.      SERVICE AS TRUSTEE

         No Access Person may serve on the board of any company whose securities are publicly traded (other than a closed-end investment company to which the Funds' investment adviser or an affiliate thereof is the investment adviser) without prior approval of the Funds' Board of Trustees. If such approval is granted, it will be subject to the implementation of appropriate procedures to isolate investment personnel serving as trustees from making investment decisions for the Funds concerning the company in question.


VII.     GIFTS

         No Access Person shall accept, directly or indirectly, anything of value, including gifts and gratuities, in excess of $100 per year from any person or entity that does business with the Funds. This restriction does not apply to bona fide dining or bona fide entertainment if, during such dining or entertainment, the Access Person is with the person or representative of the entity that does business with the Funds.

VIII.    SANCTIONS

         Upon discovering a violation of this Code, the Board of Trustees of the Fund may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of employment, or suspension of personal trading privileges for such period as it may deem appropriate.


IX.      REPORTS TO THE TRUST'S BOARD OF TRUSTEES:

         ANNUAL

         The Trust's management shall prepare an annual report to the Trust's Board of Trustees, which report shall (i) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year, (ii) summarize any material violations requiring significant remedial action during the past year, (iii) identify any recommended changes in existing restrictions or procedures based upon the Trust's experience under this Code, evolving industry practices, or developments in applicable laws or regulations, and (iv) include such other information as the Board of Trustees of the Trust may request.

         SPECIAL

         PROMPTLY UPON LEARNING OF A SERIOUS VIOLATION OF THE TRUST'S CODE, MANAGEMENT WILL PREPARE A WRITTEN REPORT TO THE BOARD PROVIDING FULL DETAILS, WHICH MAY INCLUDE (1) THE NAME OF THE PARTICULAR SECURITIES INVOLVED, IF ANY; (2) THE DATE(S) MANAGEMENT LEARNED OF SUCH VIOLATION AND BEGAN INVESTIGATING; (3) THE ACCOUNT(S) AND INDIVIDUAL(S) INVOLVED;
         (4) ANY ACTIONS TAKEN AS A RESULT OF THE INVESTIGATION; AND (5) RECOMMENDATIONS FOR FURTHER ACTION.

X.       EFFECTIVE DATE

         All employees, officers and trustees of the Trust (other than trustees who are not interested persons of the Trust) are required to sign a copy of this Code indicating their agreement to abide by the terms of this Code.

         In addition, all employees, officers and trustees of the Trust (other than trustees who are not interested persons of the Trust) will be required to certify annually that (i) they have read and understand the terms of this Code and recognize the responsibilities and obligations incurred by their being subject to this Code, and (ii) they are in compliance with the requirements of this Code, including but not limited to the preclearance for Access Persons and the reporting of all non-exempt personal securities transactions in accordance with this Code.

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

XI.      CERTIFICATION

         I have read and understand the terms of the above Code of Ethics. I recognize the responsibilities and obligations incurred by me as a result of my being subject to this Code of Ethics. I hereby agree to abide by the above Code of Ethics.





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               (Signature)                                      (Date)




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               (Print name)




form 7a
ea; rv 9/00

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